UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report: June 28, 2013

(Date of earliest event reported)

PENSECO FINANCIAL SERVICES CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	000-23777	23-2939222
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 North Washington Avenue, Scranton, Pennsylvania 18503-1848

(Address of principal executive offices)	(Zip Code)

(570) 346-7741

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On June 28, 2013, Penseco Financial Services Corporation, a Pennsylvania corporation the “Company”), the holding company of Penn Security Bank and Trust Company, a Pennsylvania state-chartered bank (“Penn Security”) and Peoples Financial Services Corp., a Pennsylvania corporation (“Peoples”), the holding company of Peoples Neighborhood Bank, a Pennsylvania state-chartered bank (“PNB”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). The Merger Agreement provides that, upon the terms and subject to the conditions set forth in the Merger Agreement, the Company will merge with and into Peoples, with Peoples continuing as the surviving corporation (the “Merger”). Following the Merger, and upon the terms and subject to the conditions set forth in a bank agreement and plan of merger contemplated by the Merger Agreement, Penn Security will merge with and into PNB, with PNB continuing as the surviving bank and a wholly owned subsidiary of the surviving corporation resulting from the Merger. Each of the directors and certain officers of the Company have entered into a voting agreement with Peoples and each of the directors and certain officers of Peoples have entered into a voting agreement with the Company, in each case to vote all of his shares of Company common stock or Peoples common stock, as applicable, for approval of the Merger Agreement and the Merger.

At the effective time and as a result of the Merger, each issued and outstanding share of the common stock, $0.01 par value per share, of the Company will be converted into the right to receive 1.3636 shares of common stock, $2.00 par value per share, of Peoples (the “Exchange Ratio”). The Merger is intended to constitute a reorganization under the U.S. Internal Revenue Code and, as such, the receipt of the merger consideration by the Company’s shareholders will generally be tax-free for U.S. federal income tax purposes.

The initial board of directors of the surviving corporation will be comprised of eight of the Company’s current directors and six of People’s current directors, and William D. Aubrey, II, the current chairman of the Peoples board of directors, will serve as the chairman of the surviving corporation’s board of directors. Craig W. Best, the current president and chief executive officer of the Company, will serve as the surviving corporation’s president and chief executive officer, as well as a director on its board of directors.

The Company and Peoples have made representations, warranties and covenants in the Merger Agreement, including, among others, covenants to conduct their respective businesses in the ordinary course consistent with past practice between the execution of the Merger Agreement and consummation of the Merger; not to engage in certain kinds of transactions during this period without the prior consent of the other party; and to use their reasonable best efforts to consummate the Merger, including using their reasonable best efforts to take all steps necessary to obtain required regulatory approvals and third-party consents. They have also made covenants to cause meetings of their shareholders to be held to consider approval of the Merger Agreement and Merger and for their boards of directors, subject to certain exceptions, to recommend adoption and approval of the Merger Agreement and Merger to their respective shareholders. In addition, both parties have agreed that neither they nor their representatives will solicit proposals relating to alternative mergers, acquisitions or similar transactions or, subject to certain exceptions, enter into discussions or negotiations concerning, or furnish non-public information in connection with, any such alternative transactions.

Consummation of the Merger is subject to customary conditions, including approval of both the Company’s and Peoples’ shareholders, the registration of the offering by Peoples of its common stock to the shareholders of the Company, the absence of any legal prohibition on consummation of the Merger, obtaining required regulatory approvals, the accuracy of the representations and warranties (subject generally to a material adverse effect standard), the material performance of all covenants, the absence of material adverse effects, and the delivery of customary legal opinions as to the federal tax treatment of the Merger.

The Merger Agreement contains certain termination rights for both the Company and Peoples, and further provides that, upon termination of the Merger Agreement under specified circumstances, one party may be required to pay the other a termination fee of $3.7 million, or legal and other advisor expenses up to $600,000. The Company may terminate the Merger Agreement if the closing stock price of Peoples’ common stock on the date that is the later of the date of the Peoples’ shareholder meeting and the date on which all regulatory approvals have been received (i) is less than 75% of Peoples’ common stock price on the date of the Merger Agreement and (ii) has underperformed the NASDAQ Bank Index by 25% or more since the signing of the Merger Agreement.

The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 hereto, and is incorporated into this report by reference.

The Merger Agreement has been attached as an exhibit to provide investors with information regarding its terms. It is not intended to provide any other factual information about the Company, Peoples, or their respective subsidiaries. The representations, warranties and covenants contained in the Merger Agreement were made solely for the purposes of the Merger Agreement and for the benefit of the parties to the Merger Agreement and may be subject to limitations agreed upon by the contracting parties. Certain of the representations and warranties have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts. Investors are not third-party beneficiaries under the Merger Agreement. In addition, the representations and warranties contained in the Merger Agreement (i) are qualified by information in disclosure schedules that the parties have exchanged, (ii) were made only as of the dates specified in the Merger Agreement, and (iii) in some cases are subject to qualifications with respect to materiality, knowledge and/or other matters, including standards of materiality applicable to the contracting parties that differ from those applicable to investors. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the parties’ public disclosures. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts or condition of the Company or Peoples or any of their respective subsidiaries or affiliates.

Peoples will be filing a registration statement that will contain a joint proxy statement/prospectus of Peoples and the Company, and Peoples and the Company will be filing other relevant documents concerning the Merger with the SEC. WE URGE INVESTORS TO READ THE JOINT PROXY STATEMENT/ PROSPECTUS AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER OR INCORPORATED BY REFERENCE IN THE JOINT PROXY STATEMENT/ PROSPECTUS, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors will be able to obtain these documents free of charge at the SEC’s web site (www.sec.gov). In addition, documents filed with the SEC by the Company will be available free of charge by request to Penn Security Bank and Trust Company, Attention: Patrick Scanlon, 150 North Washington Avenue, Scranton, Pennsylvania 18503, (570) 346-7741, ext. 2316, and documents filed with the SEC by Peoples will be available free of charge by directing a request to Scott Seasock at Peoples Financial Services Corporation, 82 Franklin Avenue, Hallstead, Pennsylvania 18822, (570) 879-2175, ext. 6122.

The directors, executive officers, and certain other members of management and employees of Penseco Financial Services Corporation are participants in the solicitation of proxies in favor of the Merger from the shareholders of the Company. Information about the directors and executive officers of the Company is set forth in its Annual Report on Form 10-K filed on March 14, 2013 for the year ended December 31, 2012 (including the definitive proxy statement filed on April 1, 2013 and incorporated by reference therein). Additional information regarding the interests of such participants will be included in the joint proxy statement/prospectus and the other relevant documents filed with the SEC if and when they become available.

Item 7.01	Regulation FD Disclosure.

On June 28, 2013, the Company and Peoples issued a joint press release announcing their entry into the Merger Agreement. A copy of the joint press release is attached as Exhibit 99.1 hereto and is incorporated herein by reference.

The information furnished pursuant to this Item 7.01 and the accompanying Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liability of that section, and is not to be incorporated by reference into any filing of the Company.

Item 9.01	Financial Statements and Exhibits.

The following exhibits are filed with this Form 8-K:

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 28, 2013, between Penseco Financial Services Corporation and Peoples Financial Services Corp.

99.1	Press Release, dated June 28, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENSECO FINANCIAL SERVICES CORPORATION

Date: June 28, 2013	By:	/s/ Craig W. Best
	Name:	Craig W. Best
	Title:	President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of June 28, 2013, between Penseco Financial Services Corporation and Peoples Financial Services Corp.

99.1	Press Release, dated June 28, 2013.